[Logo of Entergy]					Entergy
							639 Loyola Avenue
							New Orleans, LA  70113




                                                      Exhibit 99.2


Date:          October 30, 2002			  	  News
							  Release
For Release:   Immediately

Contact:       Yolanda Pollard (News Media)
               (504) 576-4238
               ypollar@entergy.com

               Nancy Morovich (Investor Relations)
               (504) 576-5506
               nmorovi@entergy.com


           Entergy Reports Record Third Quarter -
     Operational Earnings Per Share Increase 21 Percent

      New Orleans, La. - Entergy Corporation (NYSE:ETR) today

announced third quarter 2002 consolidated operational

earnings per share that were 21 percent higher than in the

same period of last year and set a new company record for

third quarter operational earnings per share.  The 21 percent increase follows a 10 percent increase achieved in second

 quarter 2002.  Third quarter operational earnings reflect

 improved results in both Entergy's utility business and its non-utility nuclear business.

      On an operational basis, Entergy's earnings were $340

 million, or $1.50 per share, in third quarter 2002, compared with $278.7 million, or $1.24 per share, in the year-earlier period.  On an as reported basis, Entergy recorded income of

 $360.9 million, or $1.59 per share, compared with $312.5

 million, or $1.39 per share for the same period in 2001.

 Third quarter 2002 as reported results include a special item of 9 cents per share related primarily to a gain on the sale of two development projects in Spain.

      "Operating results reflect fundamentally strong

 performance across our businesses," said J. Wayne Leonard,

 Entergy's chief executive officer.  "Over the past four years we made tough decisions that were necessary to position our company to withstand some of the most severe market

 conditions our industry has ever endured.  While we are now realizing some of the benefits of those decisions, there is much work left to be done.  We are committed to remaining

 sharply focused on operating excellence, risk management and the execution of our investment strategies which we believe will position us to continue delivering superior value to all of our stakeholders."

                     Utility Operations

      In the third quarter of 2002, as reported and

 operational utility earnings were $243.7 million, or $1.07

 per share, compared with $223.6 million, or 99 cents per

 share, for the same period in 2001.  There were no special

 items recorded at the utility in either quarter.  The

 increase in earnings quarter to quarter resulted primarily

 from higher revenues due to increased electric sales volume,

 which reflected both customer growth and higher electricity usage levels.  In addition, operation and maintenance

 expenses were lower during third quarter 2002 due primarily to lower plant outage costs in fossil generation as a result of fewer forced outages, as well as lower spending in

 distribution operations which reflects the utility's ongoing efforts to manage costs.

      Higher electricity usage in third quarter 2002 increased

 residential sales by 3 percent, compared to third quarter

 2001.  Commercial and governmental sales were up 2 percent,

 reflecting increased usage across all commercial customer

 classes, while industrial sales experienced an increase of

 nearly 4 percent quarter over quarter.  Significantly higher usage in the chemical sector, which accounts for more than 40 percent of industrial sales, was the primary contributor to the increase in industrial usage.  The increase in sales

 across retail customer classes, which totaled 3 percent, as well as the growth in the number of customers during the

 quarter, demonstrates a continuation of the economic recovery that began in second quarter 2002 across the Entergy service territory.

            Competitive Non-Regulated Businesses

      Operational earnings per share from Entergy's

 competitive businesses increased by 45 percent, from 31 cents per share, or $68.1 million, in third quarter 2001, to 45

 cents per share, or $100.5 million, in third quarter 2002,

 primarily due to additional nuclear capacity acquired by

 Entergy's non-utility nuclear business.

      As reported earnings for the competitive businesses were

 $121.4 million, or 54 cents per share, in third quarter 2002,

 compared to $101.9 million, or 46 cents per share, in the

 same period of 2001.  Third quarter 2002 results include a

 special item of 9 cents per share, or $20.9 million, for a

 gain on the sale of two development projects, Castelnou and

 Morautu de Tajuna, in Spain, while third quarter 2001

 included a special item of 15 cents per share, or $33.8

 million, comprised primarily of the gain recorded on the sale of the Saltend project in the United Kingdom.

      Entergy Nuclear earned $73.1 million, or 32 cents per

 share, in third quarter 2002, compared to $34.6 million, or

 16 cents per share, in third quarter 2001.  The increase was due primarily to the full quarter's contribution in 2002 of

 Indian Point 2, which was acquired in September 2001, as well as the contribution for a portion of third quarter 2002 of

 Vermont Yankee, which was acquired at the end of July 2002.

      Energy Commodity Services, which includes earnings

 contributions from Entergy-Koch L.P. and Entergy's non-

 nuclear wholesale assets, reported earnings of $48.3 million,

 or 22 cents per share, in third quarter 2002 compared to

 earnings of $67.2 million, or 30 cents per share, in the same period last year.  The lower earnings reported in 2002 is due primarily to the impact of special items reported in each

 period discussed above.  Operational earnings in third

 quarter 2002 were $27.4 million, or 13 cents per share,

 compared to $33.4 million, or 15 cents per share, in the same period of 2001, with both quarters' earnings coming primarily from solid performance in the energy trading business.  As

 was the case in the first two quarters of 2002, the income

 sharing mechanisms that are part of the Entergy-Koch

 partnership agreement allocated substantially all of the

 partnership's income to Entergy in the third quarter of this year.

      Entergy-Koch L.P. contributed slightly lower operational

 earnings in third quarter 2002 compared to the same period in

 2001 primarily as a result of lower volumes of gas

 transported and higher production costs at Gulf South

 Pipeline.  Earnings from Entergy-Koch's trading operations,

 EKT, were flat compared to prior year.  Volumes of gas and

 electricity traded in third quarter 2002 were both up over 20 percent compared to third quarter 2001.  Current quarter

 energy trading results showed marked improvement when

 compared to second quarter 2002 results.  This improvement

 resulted from improved liquidity in the market during the

 period, following months when many competitors were exiting the trading business, causing market prices to disconnect

 from market fundamentals.



                       Parent & Other

      Parent & Other reported an as reported loss per share of

 2 cents in third quarter 2002, compared with a loss of 6

 cents per share in third quarter 2001.  The improved results were due primarily to higher interest income, lower interest expenses, and reduced corporate expenses in the current

 quarter compared to the same period last year.

                           Outlook

      "Continued emphasis on operating excellence supported by

 a solid financial plan produced another quarter of very

 positive results," said C. John Wilder, Entergy's chief

 financial officer.  "The first nine months of 2002 produced many challenges for Entergy and the results we've achieved in an extremely tough market provide evidence that our business fundamentals are sound and our strategic initiatives are on track.  The benefit of the disproportionate sharing of profit from the Entergy-Koch venture, slightly offset by the year-to-

 date impact of milder than normal weather, supports

 increasing our operational earnings per share guidance to the

 $3.60 to $3.70 range for full year 2002.  Looking ahead to

 2003, we are highly confident that our $3.75 to $3.95 range is well within our reach, given the consistently solid

 performance and underlying strength of each of our

 businesses."

      Entergy Corporation, with annual revenues of nearly $10

 billion, is a major integrated energy company engaged in

 power production, distribution operations, and related

 diversified services, with more than 15,000 employees.

 Entergy owns, manages, or invests in power plants generating more than 30,000 megawatts of electricity domestically and

 internationally, is the second largest U.S. nuclear

 generator, and delivers electricity to about 2.6 million

 customers in portions of Arkansas, Louisiana, Mississippi,

 and Texas.  Through Entergy-Koch, L.P., it is also a leading provider of wholesale energy marketing and trading services,

 as well as an operator of natural gas pipeline and storage

 facilities.







                               -30-

            Entergy's online address is www.entergy.com





 The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained herein with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. and their
 affiliated  companies may involve risks and uncertainties.   A
 number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the effects of weather, the performance of generating units and transmission systems, the possession of nuclear materials, fuel and purchased power prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, and the availability of capital, the onset of competition, the ability to recover net regulatory assets and other potential stranded costs, the effects of the California electricity market on the utility
 industry  nationally,  advances  in  technology,  changes   in
 accounting standards, corporate restructuring and changes in capital structure, the success of new business ventures, changes in the markets for electricity and other energy-related commodities, including the use of financial and derivative instruments and volatility of changes in market prices, changes in the number of participants and the risk profile of such participants in the energy marketing and trading business, changes in interest rates and in financial and foreign currency markets generally, the economic climate and growth in Entergy's service territories, changes in corporate strategies, and other factors.

                        ENTERGY CORPORATION
                       Earnings at a glance



Third Quarter                        2002            2001           %

Operating Revenues               $2,468.88       $2,576.89         (4.2)
As Reported Earnings               $360.88         $312.48         15.5
As Reported Earnings per
 diluted share*                     $ 1.59          $ 1.39         14.4
Operational Earnings per
 diluted share                      $ 1.50          $ 1.24         21.0

*Includes Special Items (EPS):
  Gain on disposition of assets     $ 0.09          $ 0.15
                                    ------          ------
  Total                             $ 0.09          $ 0.15
                                    ======          ======

Year to Date                        2002            2001           %

Operating Revenues              $6,426.29       $7,602.15        (15.5)
As Reported Earnings              $523.61         $705.54        (25.8)
As Reported Earnings per
 diluted share*                    $ 2.30          $ 3.14        (26.8)
Operational Earnings per
 diluted share                     $ 3.47          $ 3.05         13.8

*Includes Special Items (EPS):
  Gain on disposition of assets    $ 0.09          $ 0.15
  EWO asset impairments             (0.48)              -
  EWO turbine commitments           (0.52)              -
  EWO development costs             (0.09)              -
  EWO restructuring                 (0.17)              -
  Merger expenses                       -           (0.06)
                                  -------         -------
 Total                            ($ 1.17)        $  0.09
                                  =======         =======

Note - dollars in millions except per share amounts, which are actual.

                       Entergy Corporation
                  Consolidated Income Statement
                 Three Months Ended September 30
                          (in thousands)
                                                                                                   %
                                                                        2002          2001     Inc/(Dec)
                                                                            (unaudited)
Operating Revenues:
     Domestic electric                                                $2,037,957    $1,986,338       2.6
     Natural gas                                                          18,953        18,212       4.1
     Competitive businesses                                              411,965       572,339     (28.0)
                                                                      ----------    ----------
                      Total                                            2,468,875     2,576,889      (4.2)
                                                                      ----------    ----------

Operating Expenses:
    Operation and maintenance:
         Fuel, fuel-related expenses, and gas purchased for resale       672,217       925,452     (27.4)
         Purchased power                                                 222,472       279,060     (20.3)
         Nuclear refueling outage expenses                                24,183        24,284      (0.4)
         Provision for turbine commitments, asset impairments,
            and restructuring charges                                    (27,985)            -        -
         Other operation and maintenance                                 564,762       550,339       2.6
     Decommissioning                                                       8,198       (22,553)    136.3
     Taxes other than income taxes                                       107,189       103,593       3.5
     Depreciation and amortization                                       214,408       127,650      68.0
     Other regulatory charges (credits) - net                             19,742       (18,592)    206.2
                                                                      ----------    ----------
                      Total                                            1,805,186     1,969,233      (8.3)
                                                                      ----------    ----------

Operating Income                                                         663,689       607,656       9.2
                                                                      ----------    ----------

Other Income (Deductions):
     Allowance for equity funds used during construction                   8,726         7,672      13.7
     Gain (loss) on sales of assets - net                                    705           913     (22.8)
     Interest and dividend income                                         20,688        43,223     (52.1)
     Equity in earnings of unconsolidated equity affiliates               50,159        58,414     (14.1)
     Miscellaneous - net                                                   7,837        (5,580)    240.4
                                                                      ----------    ----------
                      Total                                               88,115       104,642     (15.8)
                                                                      ----------    ----------

Interest and Other Charges:
     Interest on long-term debt                                          131,905       126,670       4.1
     Other interest - net                                                 26,260        84,452     (68.9)
     Dividends on preferred securities of subsidiaries                     4,709         4,709         -
     Allowance for borrowed funds used during construction                (6,548)       (6,287)      4.2
                                                                      ----------    ----------
                      Total                                              156,326       209,544     (25.4)
                                                                      ----------    ----------

Income Before Income Taxes                                               595,478       502,754      18.4
Income Taxes                                                             228,678       185,300      23.4
                                                                      ----------    ----------
Consolidated Net Income                                                  366,800       317,454      15.5
Preferred dividend requirements of subsidiaries and other                  5,924         4,970      19.2
                                                                      ----------    ----------
Earnings Applicable to Common Stock                                     $360,876      $312,484      15.5
                                                                      ==========    ==========
Earnings Per Average Common Share:
     Basic                                                                 $1.61         $1.41      14.2
     Diluted                                                               $1.59         $1.39      14.4
Average Number of Common Shares Outstanding:
     Basic                                                           223,714,449   221,675,578
     Diluted                                                         227,054,321   224,830,056

                       Entergy Corporation
                  Consolidated Income Statement
                  Nine Months Ended September 30
                          (in thousands)
                                                                                                   %
                                                                        2002          2001     Inc/(Dec)
                                                                            (unaudited)
Operating Revenues:
     Domestic electric                                                $5,125,722    $5,849,720    (12.4)
     Natural gas                                                          90,313       159,144    (43.3)
     Competitive businesses                                            1,210,254     1,593,287    (24.0)
                                                                      ----------    ----------
                      Total                                            6,426,289     7,602,151    (15.5)
                                                                      ----------    ----------

Operating Expenses:
    Operation and maintenance:
         Fuel, fuel-related expenses, and gas purchased for resale     1,612,490     3,069,912    (47.5)
         Purchased power                                                 625,476       762,415    (18.0)
         Nuclear refueling outage expenses                                74,057        64,567     14.7
         Provision for turbine commitments, asset impairments,
            and restructuring charges                                    391,557             -       -
         Other operation and maintenance                               1,816,131     1,456,908     24.7
     Decommissioning                                                      24,589        (4,749)   617.8
     Taxes other than income taxes                                       291,753       295,717     (1.3)
     Depreciation and amortization                                       625,407       514,099     21.7
     Other regulatory charges (credits) - net                           (149,340)       (5,894) 2,433.8
                                                                      ----------    ----------
                      Total                                            5,312,120     6,152,975    (13.7)
                                                                      ----------    ----------

Operating Income                                                       1,114,169     1,449,176    (23.1)
                                                                      ----------    ----------

Other Income (Deductions):
     Allowance for equity funds used during construction                  23,730        19,259     23.2
     Gain (loss) on sales of assets - net                                  2,379         2,261      5.2
     Interest and dividend income                                         71,924       124,294    (42.1)
     Equity in earnings of unconsolidated equity affiliates              142,964       153,957     (7.1)
     Miscellaneous - net                                                  (3,346)        3,068   (209.1)
                                                                      ----------    ----------
                      Total                                              237,651       302,839    (21.5)
                                                                      ----------    ----------

Interest and Other Charges:
     Interest on long-term debt                                          376,825       386,373     (2.5)
     Other interest - net                                                 86,630       183,752    (52.9)
     Dividends on preferred securities of subsidiaries                    14,128        14,128        -
     Allowance for borrowed funds used during construction               (18,478)      (15,718)    17.6
                                                                      ----------    ----------
                      Total                                              459,105       568,535    (19.2)
                                                                      ----------    ----------

Income Before Income Taxes                                               892,715     1,183,480    (24.6)
Income Taxes                                                             351,314       459,573    (23.6)
                                                                      ----------    ----------
Consolidated Net Income                                                  541,401       723,907    (25.2)
Preferred dividend requirements of subsidiaries and other                 17,796        18,363     (3.1)
                                                                      ----------    ----------
Earnings Applicable to Common Stock                                     $523,605      $705,544    (25.8)
                                                                      ==========    ==========
Earnings Per Average Common Share:
     Basic                                                                 $2.34         $3.19    (26.6)
     Diluted                                                               $2.30         $3.14    (26.8)
Average Number of Common Shares Outstanding:
     Basic                                                           223,336,005   220,908,546
     Diluted                                                         227,402,737   224,780,449


                        Entergy Corporation
                   Consolidated Income Statement
                 Twelve Months Ended September 30
                          (in thousands)
                                                                                                  %
                                                                       2002          2001     Inc/(Dec)
                                                                            (unaudited)
Operating Revenues:
     Domestic electric                                               $6,520,829    $7,666,754     (14.9)
     Natural gas                                                        117,071       228,908     (48.9)
     Competitive businesses                                           1,673,697     1,944,954     (13.9)
                                                                     ----------    ----------
                      Total                                           8,311,597     9,840,616     (15.5)
                                                                     ----------    ----------

Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses, and gas purchased for resale    2,217,236     3,925,613     (43.5)
         Purchased power                                                758,074     1,031,400     (26.5)
         Nuclear refueling outage expenses                               98,634        81,454      21.1
       Provision for turbine commitments, asset impairments,
            and restructuring charges                                   391,557             -        -
         Other operation and maintenance                              2,510,966     2,068,707      21.4
     Decommissioning                                                     32,526         6,124     431.1
     Taxes other than income taxes                                      395,885       399,716      (1.0)
     Depreciation and amortization                                      832,341       714,233      16.5
     Other regulatory charges (credits) - net                          (163,957)      (24,908)    558.3
                                                                     ----------    ----------
                      Total                                           7,073,262     8,202,339     (13.8)
                                                                     ----------    ----------

Operating Income                                                      1,238,335     1,638,277     (24.4)
                                                                     ----------    ----------

Other Income (Deductions):
     Allowance for equity funds used during construction                 30,680        26,383      16.3
     Gain (loss) on sales of assets - net                                 5,345         3,005      77.9
     Interest and dividend income                                       107,435       168,717     (36.3)
     Equity in earnings of unconsolidated equity affiliates             161,222       153,959       4.7
     Miscellaneous - net                                                (20,517)       (7,733)   (165.3)
                                                                     ----------    ----------
                      Total                                             284,165       344,331     (17.5)
                                                                     ----------    ----------

Interest and Other Charges:
     Interest on long-term debt                                         535,372       509,861       5.0
     Other interest - net                                               100,517       203,159     (50.5)
     Dividends on preferred securities of subsidiaries                   18,837        18,838         -
     Allowance for borrowed funds used during construction              (24,179)      (21,079)     14.7
                                                                     ----------    ----------
                      Total                                             630,547       710,779     (11.3)
                                                                     ----------    ----------

Income Before Income Taxes                                              891,953     1,271,829     (29.9)
Income Taxes                                                            347,434       497,878     (30.2)
                                                                     ----------    ----------
Income Before Cumulative Effect of an Accounting Change                 544,519       773,951     (29.6)
Cumulative Effect of an Accounting Change (net of income taxes)          23,482             -        -
                                                                     ----------    ----------
Consolidated Net Income                                                 568,001       773,951     (26.6)
Preferred dividend requirements of subsidiaries and other                23,744        25,098      (5.4)
                                                                     ----------    ----------
Earnings Applicable to Common Stock                                    $544,257      $748,853     (27.3)
                                                                     ==========    ==========
Earnings Per Average Common Share:
     Basic                                                                $2.44         $3.40     (28.2)
     Diluted                                                              $2.40         $3.33     (27.9)
Average Number of Common Shares Outstanding:
     Basic                                                          222,759,877   220,574,276
     Diluted                                                        226,646,942   224,689,451

                      Entergy Corporation
         U.S. Utility Electric Energy Sales & Customers

                   Three Months Ended September

                                       2002        2001       %
                                      (Millions of kwh)
Electric Energy Sales:
Residential                            10,827      10,502     3.1
Commercial                              7,509       7,351     2.1
Governmental                              731         722     1.2
Industrial                             10,839      10,457     3.7
                                      -------     -------
    Total to Ultimate Customers        29,906      29,032     3.0
Wholesale                               2,823       2,373    19.0
                                      -------     -------
    Total Sales                        32,729      31,405     4.2
                                      =======     =======

                     Nine Months Ended September

                                       2002        2001          %
                                       (Millions of kwh)
Electric Energy Sales:
Residential                            25,303      24,771       2.1
Commercial                             19,219      18,834       2.0
Governmental                            2,002       1,967       1.8
Industrial                             30,770      31,478      (2.2)
                                      -------     -------
    Total to Ultimate Customers        77,294      77,050       0.3
Wholesale                               7,480       7,004       6.8
                                      -------     -------
    Total Sales                        84,774      84,054       0.9
                                      =======     =======

                    Twelve Months Ended September

                                        2002         2001        %
                                        (Millions of kwh)
Electric Energy Sales:
Residential                              31,612     31,826      (0.7)
Commercial                               25,091     24,753       1.4
Governmental                              2,628      2,606       0.8
Industrial                               40,869     42,548      (3.9)
                                       --------    -------
    Total to Ultimate Customers         100,200    101,733      (1.5)
Wholesale                                 9,372      9,917      (5.5)
                                       --------    -------
    Total Sales                         109,572    111,650      (1.9)
                                       ========   ========

                                September

                                      2002            2001           %
Electric Customers  (Year to date average):
Residential                          2,236,611       2,217,728        0.9
Commercial                             301,737         295,823        2.0
Governmental                            14,928          14,644        1.9
Industrial                              41,486          41,587       (0.2)
                                    ----------      ----------
    Total to Ultimate Customers      2,594,762       2,569,782        1.0
Wholesale                                   40              39        2.6
                                    ----------      ----------
    Total Customers                  2,594,802       2,569,821        1.0
                                    ==========      ==========